UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2023

 CHEWY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38936	90-1020167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 West Sunrise Boulevard Plantation, Florida	33322
(Address of Principal Executive Offices)	(Zip Code)

(786) 320-7111

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	CHWY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On October 30, 2023, Chewy, Inc. (“Chewy” or the “Company”) entered into certain transactions (the “Transactions”) with affiliates of BC Partners LLP (“BC Partners”) in order to restructure such affiliates’ ownership interests in the Company concurrently with the closing of a separate transaction entered into by BC Partners involving its existing investment in PetSmart LLC, a Delaware limited liability company. As a result of the Transactions, all of the shares of Class B common stock of the Company (the “Class B Common Stock”) previously held indirectly by Argos Intermediate Holdco I Inc. (“Argos Holdings”), a Delaware corporation controlled by affiliates of BC Partners, are now held indirectly by another entity controlled by affiliates of BC Partners. The Transactions, which were approved by a special committee (the “Special Committee”) comprised of disinterested members of the Board of Directors of the Company (the “Board”) who are independent of BC Partners, did not result in any change in the aggregate amount, voting power or economic value of the shares of capital stock of the Company held or beneficially owned by BC Partners. The Transactions also did not result in any other change in the outstanding capital stock of the Company.

The Transactions were effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 30, 2023, by and among the Company, Chewy Kentucky Holding, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), Buddy Chester Sub Parent Holdco, Inc., a Delaware Corporation (“Buddy Holdco”), and, solely for the purposes of certain articles identified therein, Buddy Chester Sub LLC (“Buddy Chester”), a Delaware limited liability company controlled by affiliates of BC Partners. Capitalized terms used but not defined in this Item 1.01 have the meanings ascribed to them in the Merger Agreement.

The Transactions are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Merger Agreement is intended to constitute a “plan of reorganization” within the meaning of the Code, each for U.S. federal income tax purposes.

The Transactions closed on October 30, 2023 (the “Closing Date”) substantially concurrently with the execution and delivery of the Merger Agreement (the “Closing”). Upon the terms and conditions described in the Merger Agreement, on the Closing Date, Buddy Holdco was merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of the Company (the “Merger”). Immediately following the Merger, affiliates of BC Partners held the same number of shares of Class B Common Stock as of immediately prior to the Merger.

At the time of the Merger, Buddy Holdco held the equity interests of Chewy Pharmacy KY, LLC, a Delaware limited liability company, which became an indirect wholly owned subsidiary of the Company as a result of the Merger. At the Closing, Buddy Holdco also paid to the Company an amount of cash to cover (i) certain obligations following the Closing to pay taxes of Buddy Holdco or its predecessors, as filed, that were inherited by the Company as a result of the Merger, and (ii) transaction expenses of the Company incurred in connection with the Merger and the Transactions. In the event that such taxes payable (a) exceed the amount of cash paid by Buddy Holdco with respect to such taxes, Buddy Chester will pay to the Company any additional amount needed to pay such taxes, or (b) are lower than the amount of cash paid by Buddy Holdco with respect to such taxes, the Company will pay such difference to Buddy Chester, in each case when the relevant tax returns are filed.

The Special Committee formed by the Board to consider the Transactions was fully empowered to, among other things, review and evaluate the Transactions and any alternatives to the Transactions, hire and receive advice from independent advisors, negotiate the Merger Agreement and other definitive agreements in connection therewith and recommend actions to the Board with respect to the Transactions. The delegation to the Special Committee provided that the Board would not approve the Transactions without the prior favorable recommendation of the Special Committee. The Special Committee retained independent financial, legal, tax and accounting advisors to assist the Special Committee in its mandate. LionTree Advisors LLC and Cleary Gottlieb Steen & Hamilton LLP acted as financial advisor and legal counsel, respectively, to the Special Committee.

Following receipt of a unanimous approval and recommendation of the Special Committee, the Board (i) determined that the Transactions and the related agreements are advisable and fair to, and in the best interests of, the Company and its shareholders (other than Buddy Chester and its affiliates), and (ii) approved the execution, delivery and performance of the Merger Agreement and the related agreements and the consummation of the Transactions.

The Merger Agreement requires Buddy Chester to, on the terms and subject to the conditions set forth in the Merger Agreement, indemnify the Company for (i) certain tax liabilities (if any), including those attributable to Buddy Holdco or its subsidiaries for pre-Closing periods, any breaches of or inaccuracies in any representation or warranties in the Merger Agreement by Buddy Holdco, or the Merger or certain pre-Closing restructuring transactions (collectively, the “Specified Tax Liabilities”), and (ii) certain contingent liabilities (if any), including those arising prior to the Closing in respect of Buddy Holdco or its subsidiaries, or attributable to any breach by Buddy Holdco or Buddy Chester of the representations and warranties in the Merger Agreement other than those related to the Specified Tax Liabilities (collectively, the “Indemnified Contingent Liabilities”). At Closing, Buddy Chester caused to be placed into escrow a number of Class B Common Stock to secure Buddy Chester’s potential indemnification obligations (if any) under the Merger Agreement, subject to certain adjustments. In addition to the escrow arrangement, Buddy Chester is required to retain and keep available a number of shares of Class B Common Stock following the Closing, in connection with Buddy Chester’s potential indemnification obligations (if any) under the Merger Agreement.

The Merger Agreement contains customary representations and warranties made by the Company, Merger Sub, Buddy Holdco and Buddy Chester, including representations and warranties concerning organization, capitalization and ownership interests, subsidiaries, authorizations and consents, litigation and compliance with laws and tax matters, among other representations and warranties. The Merger Agreement contains additional customary covenants made by the Company, Merger Sub, Buddy Holdco and Buddy Chester.

The foregoing summary descriptions of the Merger Agreement and the Transactions do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference. The representations and warranties of the parties contained in the Merger Agreement (i) have been made solely for the benefit of the parties to the Merger Agreement, (ii) have been made only for purposes of the Merger Agreement, (iii) have been qualified by confidential disclosures made to BC Partners in connection with the Merger Agreement, (iv) are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors, (v) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (vi) have been included in the Merger Agreement for the purpose of allocating risk among the parties to the Merger Agreement rather than establishing matters as facts.

Amended and Restated Investor Rights Agreement

Contemporaneously with the execution and delivery of the Merger Agreement, the Company and the BC Partners-affiliated stockholders named therein (the “BCP Stockholder Parties”) entered into an Amended and Restated Investor Rights Agreement (the “A&R Investor Rights Agreement”), which amends and restates in its entirety that certain Investor Rights Agreement, dated as of June 13, 2019, by and among the Company and the stockholders identified therein (the “Investor Rights Agreement”). As outlined below, the A&R Investor Rights Agreement contains changes to the governing arrangements between BC Partners and the Company.

Director Nomination Rights

The A&R Investor Rights Agreement accelerates the schedule by which the number of nominees for the Board selected by the BCP Stockholder Parties will be reduced as the ownership of Class A common stock of the Company (the “Class A Common Stock”) and Class B Common Stock (collectively with the Class A Common Stock, the “Common Stock”) by such stockholders decreases, to more closely align such nomination rights with the economic ownership of such stockholders. Following the date that such stockholders no longer hold an aggregate of over 50% of the outstanding shares of Common Stock, the number of directors that the stockholders have the right to select decreases as follows, based on the total shares of Common Stock beneficially owned by such stockholders as a percentage of the aggregate outstanding shares of Common Stock:

●	6 directors, if such ownership is less than or equal to 50% but at least 40%;

●	5 directors, if such ownership is less than 40% but at least 30%;

●	4 directors, if such ownership is less than 30% but at least 20%;

●	3 directors, if such ownership is less than 20% but at least 10%;

●	2 directors, if such ownership is less than 10% but at least 5%; and

●	0 directors, if such ownership is less than 5%.

Standstill

The A&R Investor Rights Agreement provides that for so long as the BCP Stockholder Parties collectively beneficially own at least 20% of the total voting power of the outstanding shares of Common Stock, such stockholders and their controlled affiliates are subject to customary standstill commitments, including that such persons are prohibited from acquiring shares of Class A Common Stock (or securities convertible into or exchangeable for, or the value of which is determined with reference to, such shares) (other than acquisitions of less than 1% of the total voting power of the outstanding Common Stock (so long as such acquisition would not result in the BC Stockholder Parties beneficially owning in excess of 82% of the outstanding number of voting securities of the Company)), making proposals concerning acquisitions of such securities, or entering into any discussions or negotiations related to the foregoing or otherwise forming or joining a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), in each case, without the prior written consent and approval of an independent and disinterested committee of the Board.

Change of Control Transactions

The A&R Investor Rights Agreement provides that for so long as the BCP Stockholder Parties collectively beneficially own at least 50% of the total voting power of the outstanding shares of Common Stock, such stockholders and their controlled affiliates shall not, without the prior written consent of an independent and disinterested committee of the Board, offer, seek or propose, or enter into any agreement with respect to certain change of control transactions (including take-private transactions) unless such transaction is approved by an independent and disinterested committee of the Board and a majority of the holders of shares of Class A Common Stock not affiliated with such stockholders and their affiliates.

Additionally and for so long as the BCP Stockholder Parties collectively beneficially own at least 50% of the total voting power of the outstanding shares of Common Stock, such stockholders and their controlled affiliates shall not, without the prior written consent of an independent and disinterested committee of the Board, receive any consideration for such stockholders’ or their controlled affiliates’ shares of Class B Common Stock with respect to certain change of control transactions unless such transactions provide for equal treatment for the Class A Common Stock and Class B Common Stock, including the same per share consideration (in type and amount), and equal right to participate for all holders of Class A Common Stock and Class B Common Stock based on their pro rata ownership of the Common Stock (and with respect to the Class B Common Stock, on an as-converted basis into Class A Common Stock).

Transfer Restrictions

The A&R Investor Rights Agreement provides that the BCP Stockholder Parties will not transfer (i) more than one-third of the total shares of Common Stock held as of the Closing prior to the date that is six months following the Closing, or (ii) more than two-thirds of the total shares of Common Stock held as of the Closing prior to the date that is 12 months following the Closing.

Class B Common Stock Conversion

The A&R Investor Rights Agreement also provides for the gradual elimination of the Company’s dual class share structure. The BCP Stockholder Parties are required to convert the shares of Class B Common Stock held by such stockholders into shares of Class A Common Stock over a five year period following the Closing Date as follows:

●	on the 1st anniversary of the Closing, any shares of Class B Common Stock held in excess of 85% of the total outstanding shares of Class B Common Stock on the Closing Date will be converted;

●	on the 2nd anniversary of the Closing, any shares of Class B Common Stock held in excess of 70% of the total outstanding shares of Class B Common Stock on the Closing Date will be converted;

●	on the 3rd anniversary of the Closing, any shares of Class B Common Stock held in excess of 50% of the total outstanding shares of Class B Common Stock on the Closing Date will be converted;

●	on the 4th anniversary of the Closing, any shares of Class B Common Stock held in excess of 30% of the total outstanding shares of Class B Common Stock on the Closing Date will be converted; and

●	on the 5th anniversary of the Closing, any remaining shares of Class B Common Stock held will be converted.

The foregoing summary descriptions of the A&R Investor Rights Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the A&R Investor Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Recommendation of the Special Committee and Reasons for the Transactions

As described above, following its review of the Transactions and alternatives thereto, the Special Committee unanimously (i) determined that the Merger, the Merger Agreement, the A&R Investor Rights Agreement and the transactions contemplated thereby are advisable and fair to, and in the best interests of, the Company and its stockholders (other than Buddy Chester and its affiliates) and (ii) recommended that the Merger be approved by the Board and the Merger Agreement and the A&R Investor Rights Agreement be approved and adopted by the Board.

In reaching its determination and recommendation, the Special Committee considered a number of benefits that the Transactions provide for the Company and its stockholders (other than Buddy Chester and its affiliates). These include, among other factors, the following (not necessarily in the order of relative importance):

●	that the Transactions establish a timeline for elimination of the Company’s dual class structure and an acceleration of the transition to a board of majority independent directors;

●	that affiliates of BC Partners would commit, for so long as they collectively beneficially own at least 50% of the total voting power of the outstanding shares of Common Stock, to share the “control premium” in any change of control transaction involving the Company with the Company’s other stockholders; and

●	that affiliates of BC Partners would agree to certain “standstill” and transfer restrictions for the benefit of Chewy and its other stockholders.

In reaching its determination and recommendation, the Special Committee also considered a variety of risks and potential negative factors, particularly that, as a result of the Transactions, Chewy would succeed to tax and other contingent liabilities of Buddy Holdco. In this regard, the Special Committee also considered the specific protections under the Merger Agreement that were negotiated to offset or hold Chewy harmless from such liabilities, including: (i) the cash that would be delivered to Chewy to satisfy known tax liabilities and transaction expenses; (ii) in the event that such taxes payable exceed the amount of cash paid by Buddy Holdco to Chewy, Buddy Chester is required to pay to Chewy any additional amount needed to pay such taxes when the relevant tax returns are filed; and (iii) the indemnification and escrow provisions described above and further outlined in the Merger Agreement.

After taking into account all of the factors set forth above, the Special Committee concluded that the potential benefits to the Company and its stockholders (other than Buddy Chester and its affiliates) as a result of the Transactions outweigh the potentially negative factors associated therewith. The foregoing discussion of the information and factors considered by the Special Committee is not meant to be exhaustive but includes the material factors considered by the Special Committee. In view of the factors considered and their complexity, the Special Committee did not find it practicable to and did not attempt to quantify or assign any relative or specific weight to the various factors. Rather, the Special Committee based its recommendation on the totality of the information presented to and considered by it, including the discussions with, and questioning of, senior management of the Company and representatives of its financial, legal, accounting and tax advisors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 30, 2023, by and among Chewy, Inc., Chewy Kentucky Holding, LLC, Buddy Chester Sub Parent Holdco, Inc. and, solely for the purposes of certain articles identified therein, Buddy Chester Sub LLC.*
10.1	Amended and Restated Investor Rights Agreement, dated as of October 30, 2023, by and among Chewy, Inc. and certain holders identified therein.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEWY, INC.

Date: October 30, 2023	By:	/s/ Elliot Basner
Elliot Basner
Interim General Counsel and Secretary